UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2012

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                                                          33-0984450
      (Commission File Number)                          (IRS Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2012, Omnitek Engineering Corp. (the “Omnitek” or “Company”) entered into an Agreement and Assignment with Tuva Co., LLC, under which Omnitek, in consideration of $5,000 sold, transferred and assign all Omnitek’s right title and interest in 80,000 shares of Performance Stores, Inc., and a delinquent, previously written-off  loan payable by Performance Stores to Omnitek with an unpaid principal balance of $100,000.   Omnitek sold its interest in the Performance Stores shares and loan in order to divest its interest in Performance to focus on Omnitek’s business.

A copy of the Agreement and Assignment is filed herewith as Exhibit 10.1, and incorporated herein by reference. The foregoing description of the Agreement and Assignment is qualified in its entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Agreement and Assignment dated March 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date: March 16, 2012	/s/ Werner Funk
By: Werner Funk
Its: President